Investment Plus [(01.11)] Contract Schedule

Owner:                                [John Doe]                                            Contract Number:                                       [??687456]
[Joint Owner:                     [Jane Doe]]                                           Rider Effective Date:                                   [04/15/10]
Annuitant:                         [John Doe]                                            Latest Birthday:                                           [91st] birthday
Covered Person(s):          [John Doe]                                            Maximum Issue Age:                                  [Jane Doe]

[Purchase Payments:
Purchase Payment Period:                                                  The first [3] years following the Rider Effective Date
Initial Amount:	Total Purchase Payments received before the first contract quarterly anniversary]

[Protected Investment Dates:
Initial Protected Investment Date:                                    [04/15/20]
Future Anniversary:                                                            [10th] Rider Anniversary
Reset Period:	[10-19] Rider Years after Reset Date
Latest Reset Birthday:                                                         [81st] birthday]

[Protected Investment Value:
Guarantee Percentage:                                                         [100]%]

Lifetime Income Payments:
This feature may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals taken to satisfy the minimum distribution requirements before the Benefit Election Date reduce the Protected Investment Value and the Lifetime Income Value.  Please consult your tax advisor.

Exercise Age Requirements:	On the Benefit Election Date, all Covered Persons must be at least age [60], and no Covered Person can be age [91] or older
Payment Date Requirements:	[1st to the 28th] of a calendar month. The earliest Payment Date is the [Benefit Election Date], and the latest Payment Date is [28 days after the Benefit Election Date].
Minimum Lifetime Income Payment:                                                                           $[100]

Table of Payment Percentages
Current Treasury Rate	Payment percentage if Younger Covered Person is age [60-64]	Payment percentage if Younger Covered Person is age [65-90]
[0.00% to 3.49%	3.5%	4%]
[3.50% to 4.99%	4.5%	5%]
[5.00% to 6.49%	5.5%	6%]
[6.50% and above	6.5%	7%]

Contract Charges
Rider Charge:	[[1.5]% for single Lifetime Income Payments]
[[1.5]% for joint Lifetime Income Payments]
Maximum Rider Charge:                                                      [2.5]%
Maximum Change Percentage:                                           [0.25]%

S40828-NY                                                                                                                                                          [Investment Plus]

INVESTMENT OPTIONS CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                       ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                            INCOME DATE:  [04/15/17]

ALLOCATION GUIDELINES:
1.  You can select up to [15] of the Investment Options.  This number will not decrease after the Issue Date.
2.  Allocations must be made in whole percentages.

[INVESTMENT OPTION RESTRICTION FOR ALLOCATING CONTRACT VALUE:
[Group A: no more than [0]% of total Contract Value]
[Group B: no more than [0]% of total Contract Value]
[Combined Group A and Group B: no more than [0]% of total Contract Value]
[Combined Group B and Group C: no more than [0]% of total Contract Value]
[Group C: up to [100]% of total Contract Value]]

INVESTMENT OPTIONS:
VARIABLE ACCOUNT:                                             [Allianz Life Variable Account C]
Shown below are the Investment Options.

[Group A Investment Options
AZL COLUMBIA SMALL CAP VALUE FUND
AZL FRANKLIN SMALL CAP VALUE FUND
AZL TURNER QUANTITATIVE SMALL CAP GROWTH FUND
AZL ALLIANZ AGIC OPPORTUNITY FUND
AZL SMALL CAP STOCK INDEX FUND
AZL SCHRODER EMERGING MARKETS EQUITY FUND
AZL MORGAN STANLEY GLOBAL REAL ESTATE FUND
PIMCO VIT COMMODITY REALRETURN STRATEGY PORTFOLIO
FRANKLIN INCOME SECURITIES FUND
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
AZL FUSION GROWTH FUND]

[Group B Investment Options
AZL COLUMBIA MID CAP VALUE FUND
AZL MORGAN STANLEY MID CAP GROWTH FUND
AZL MID CAP INDEX FUND
AZL DREYFUS EQUITY GROWTH FUND
AZL BLACKROCK CAPITAL APPRECIATION FUND
AZL INVESCO INTERNATIONAL EQUITY FUND
AZL INTERNATIONAL INDEX FUND
AZL MORGAN STANLEY INTERNATIONAL EQUITY FUND
TEMPLETON GROWTH SECURITIES FUND
PIMCO EQS PATHFINDER PORTFOLIO
AZL MFS INVESTORS TRUST FUND
AZL JPMORGAN U.S. EQUITY FUND
AZL S&P 500 INDEX FUND
AZL DAVIS NY VENTURE FUND
AZL EATON VANCE LARGE CAP VALUE FUND
AZL VAN KAMPEN GROWTH AND INCOME FUND
MUTUAL SHARES SECURITIES FUND]

S40829-NY [Investment Plus]

[Group C Investment Options
AZL FUSION MODERATE FUND
AZL FUSION BALANCED FUND
AZL FUSION CONSERVATIVE FUND
AZL GROWTH INDEX STRATEGY FUND
AZL BALANCED INDEX STRATEGY FUND
FIDELITY VIP FUNDSMANAGER 50% PORTFOLIO
FIDELITY VIP FUNDSMANAGER 60% PORTFOLIO
FRANKLIN HIGH INCOME SECURITIES FUND
PIMCO VIT HIGH YIELD PORTFOLIO
PIMCO VIT EMERGING MARKETS BOND PORTFOLIO
PIMCO VIT GLOBAL BOND PORTFOLIO (UNHEDGED)
PIMCO VIT REAL RETURN PORTFOLIO
PIMCO VIT TOTAL RETURN PORTFOLIO
TEMPLETON GLOBAL BOND SECURITIES FUND
FRANKLIN U.S.GOVERNMENT FUND
AZL MONEY MARKET FUND
AZL VAN KAMPEN EQUITY AND INCOME FUND
PIMCO VIT ALL ASSET PORTFOLIO
PIMCO VIT GLOBAL MULTI-ASSET PORTFOLIO
BLACKROCK GLOBAL ALLOCATION V.I. FUND
AZL FRANKLIN TEMPLETON FOUNDING STRATEGY PLUS FUND
AZL GATEWAY FUND]

S40829-NY [Investment Plus]

CONTRACT SCHEDULE ADDENDUM

OWNER:                                [John Doe]                                CONTRACT NUMBER:                                                  [??687456]
[JOINT OWNER:                 [Jane Doe]]
ANNUITANT:                       [John Doe]

RESET DATE:                      [04/15/17]                                INITIAL PROTECTED INVESTMENT DATE:               [04/15/27]

S40830